Exhibit 1.01

AGILENT TECHNOLOGIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2019

This Conflict Minerals Report (the “Report”) of Agilent Technologies, Inc. (“Agilent,” the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2019 to December 31, 2019 (“Reporting Year”). The report covers all Agilent majority-owned subsidiaries and variable interest entities that are subject to the Rule.

The Rule imposes certain due diligence and reporting obligations on US Securities and Exchange Commission (“SEC”) registrants whose manufactured products (including products contracted to be made for each registrant) contain “conflict minerals” necessary to the functionality or production of those products.  The Rule defines “conflict minerals” to include cassiterite, columbite-tantalite, gold, wolframite and their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TGs”) regardless of their country of origin or whether they are used to finance or benefit armed groups.

Company Overview

Agilent is a leader in life sciences, diagnostics and applied chemical markets. Our company provides laboratories worldwide with instruments, services, consumables, applications and expertise.

Our products that could contain conflict minerals are: liquid chromatography systems; liquid chromatography mass spectrometry systems; gas chromatography systems; gas chromatography mass spectrometry systems; inductively coupled plasma mass spectrometry instruments; atomic absorption instruments; microwave plasma-atomic emission spectrometry instruments; inductively coupled plasma optical emission spectrometry instruments; bioanalytical Instruments, microarray equipment, raman spectrometers and auto stainer, laboratory automation and robotic systems; vacuum pumps and measurement technologies.

Summary of Agilent’s Commitment to Responsible Sourcing

Agilent’s mission is to advance the quality of life and improve the human condition. To support our mission, we are committed to sourcing components and materials from organizations that share our values around human rights, ethics and environmental responsibility. Conflict Minerals is one of our 5 Key Policies. Agilent’s Conflict Minerals Policy is to support the goal of ending violence, human rights violations and environmental devastation in the Covered Countries. To ensure that these messages are easily accessible, Agilent maintains its Corporate Social Responsibility Report for 2018, Powered by Purpose, on its website.

Agilent’s commitment to responsible sourcing of Conflict Minerals will be met when all the 3TGs used in our products are sourced from smelters or refiners that have been confirmed as conformant to or active in a third-party audit of their management systems and sourcing practices approved by the Responsible Minerals Initiative (RMI).

Applicability

Agilent conducts an annual analysis of procurement and manufacturing activities to identify product categories likely to include products that contain conflict minerals.

We conducted reasonable due diligence regarding the source and chain of custody of the conflict minerals in our products. Based on our efforts, we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). We are unable to determine with assurance the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the DRC or Covered Countries.  For this reason, we are required under the Rule to submit this Conflict Minerals Report (CMR) as an exhibit to Agilent’s Form SD.

Reasonable Country Of Origin Inquiry (RCOI)

Agilent has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through the requirement that they abide by the directives in Agilent’s Supplier Code of Conduct.  We expect that these obligations will cascade through our supply chain and that our direct suppliers will extend the same obligations on their suppliers to survey their suppliers.

Agilent typically does not purchase Conflict Minerals directly from mines, smelters or refiners.  Agilent’s supply chain is extensive and complex with many layers of suppliers positioned between us and 3TG raw material smelters or refiners (also known as “SORs.”).

For reporting purposes, we require our relevant direct suppliers to complete the Conflict Minerals Reporting Template (CMRT) designed by the RMI.  Suppliers are instructed to upload their CMRT to a specific website but if they are unable to do so, they are then requested to submit their completed CMRT to us via email.

Design of Due Diligence

Our Due Diligence measures have been designed to conform in all material respects, with the 5-step framework described in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”) and the related supplements for 3TG.

The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals and is currently the only internationally recognized framework for raw material due diligence.

The OECD Guidance (including its Supplements) applies to each of the 3TGs and to Agilent as a “downstream company.”

For the reporting year of 2019, we expanded the number of suppliers surveyed to 200 compared to 139 in 2018.  We received responses from 89% of the in-scope suppliers surveyed.  We continue to work with our suppliers to improve the quality and completeness of their reports, and we provide feedback to suppliers if their reports are incomplete or inconsistent.

All RMI smelter information used in this report was downloaded from the RMI website on December 6, 2019.

Due Diligence Framework

In accordance with the Rule, Agilent carried out a Reasonable Country of Origin Inquiry (RCOI) and Due Diligence process to determine the origin of 3TG metals used in its in-scope products.

Agilent has taken the following measures to exercise due diligence on the source and chain of custody of Conflict Minerals in its products for this reporting period.

OECD Step 1: Establish Strong Company Management Systems

Agilent has implemented programs that are in conformance with Step 1 of the OECD Framework.

Responsible Sourcing Policies

•	Established and communicated Agilent’s Conflict Minerals Policy that applies to all direct materials suppliers.
•

Established and communicated Agilent’s Supplier Code of Conduct that includes the requirement to maintain compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to all suppliers.

•	Established and communicated Agilent’s Environmental and Social Responsibility Expectations to all suppliers.

Structured Internal Management to Support Supply Chain Due Diligence

•

Established a cross-functional working level team to oversee Agilent’s Conflict Minerals Program.  The working level team includes members of the Legal, Enterprise Regulatory Affairs and Supply Chain functions.

•	The Vice President of Enterprise Regulatory Affairs is accountable for the implementation of the policy.
•	Agilent’s General Counsel is available to support the company’s Conflict Minerals Program.
•	Executive management is briefed on a quarterly basis about the results of Agilent’s due diligence efforts before reviewing potential opportunities to improve it and to mitigate risk.

Established a System of Controls and Transparency Over the Mineral Supply Chain

•	Agilent has established a process to identify in-scope suppliers.
•

Agilent has established a supplier-compliance process for its supply chain.  As part of this global process, suppliers receive a written communication regarding our supplier compliance requirements (including those relating to conflict minerals).

•

Agilent has put in place the necessary controls to promote compliance with the SEC Rule.  Controls include, but are not limited to, our Standards of Business Conduct, which outlines expected behaviors for all Agilent employees and contractors and the Agilent Supplier Environmental and Social Responsibility Code of Conduct.

•	Agilent requires direct materials suppliers to report on their source and use of conflict minerals using the RMI Conflict Minerals Reporting Template (CMRT).

Strengthened Engagement with Suppliers

•	The tone of all communications with our suppliers is positive and supportive reflecting Agilent’s values.
•

Agilent’s Conflict Minerals Program Manager has an open-door policy for all suppliers and offered assistance to suppliers who lacked the knowledge necessary to provide Agilent with a correctly researched and generated CMRT.

•

Agilent’s Commodity Managers responsible for purchasing products from our suppliers worked directly with their accounts that did not understand the Conflict Minerals Rule and/or its importance to Agilent.  The Commodity Managers support was critical for strengthening Agilent’s relationship with its suppliers.

Provided a Company-level Grievance Mechanism

•	Agilent is committed to providing an anonymous grievance reporting mechanism for our employees, suppliers and other stakeholders who may be impacted by our operations.

•	We have put in place multiple mechanisms whereby employees and suppliers can report violations of Agilent’s policies, including an anonymous reporting hotline

OECD Step 2: Identify and Assess Risks in the Supply Chain

Agilent is a member of the RMI.  We use the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, The RMI List of Conformant Smelters and the RMI List of Active Smelters as reference authorities for identifying risk in our supply chain. These online tools are critical inputs to help us identify risk in our supply chain.

We rely on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with Responsible Minerals Assurance Program (RMAP) Conflict-Free management sourcing standards. These audit standards have been developed by the RMI to assess if smelters or refiners have management systems in place to support responsible sourcing practices.

We took the following steps to identify and assess supplier conflict mineral sourcing risk during this reporting year:

•	Based upon the Rule and SEC guidance, we generated a list of 200 potential in-scope suppliers that represented over 85% of Agilent’s total purchasing spend.
•

From mid-September 2019 through mid-November 2019 we sent emails to these in-scope suppliers explaining the importance to Agilent of correctly surveying our supplier base and requesting that they provide us with their accurately prepared CMRT.

•

Our supplier survey followed OECD Guidance as tailored for Agilent’s role as a downstream company. The CMRT form includes questions regarding the supplier’s raw material due diligence policies and procedures, its practices for engaging with its upstream suppliers, SORs from which its 3TGs were sourced, and the origins of 3TGs contained in its acquired products.

•

We reviewed all supplier CMRT submissions to validate their accuracy and to identify red flags or errors. If issues were identified, a follow-up due diligence email was sent to the supplier requesting assistance on understanding the problem.

•	We obtained survey responses from 178 suppliers out of the 200 we originally identified – an 89% response rate.

We compared the smelters listed by our Suppliers’ in their CMRT Smelter List with the RMI’s List of All Operational 3TG Smelters as of December 6, 2019, maintained on-line by the RMI. CMRTs with smelters or refiners found to not be included in the RMI All Operational 3TG Smelters list were returned to the supplier for corrections.

•

Agilent accepted 60 supplier CMRTs that were used as the basis for generating Agilent’s updated CMRT Version 5.12. Ninety-one percent of responses received provided data at a company or division level. In some cases, based on CMRT responses, we were unable to determine the specific smelters or refiners used for components, material or assemblies supplied to us. Therefore, we are unable to determine whether the conflict minerals reportedly in use by the suppliers were contained in components, parts or assemblies supplied to us.

•	Areas that were at risk were the following:
•	Suppliers that did not respond to our request for their CMRT.
•	Suppliers that did not submit a CMRT but instead provided a declaration letter stating that their products were conflict free.
•	CMRTs that were out of date as indicated by an effective date older than 15 months.
•	Suppliers who provided inconsistent answers.

•	Suppliers who declared that there were 3TGs in their products but did not provide a smelter list or provided an incomplete list.

A due diligence letter was sent to these suppliers requesting them to remediate the problems and re-submit an updated CMRT. We continue to work with our suppliers and any CMRT files received after January 1, 2020, will be included in our 2020 Reporting Year.

Annex 1 to this report contains a list of confirmed smelters and refiners who were included in the reports submitted by our suppliers.

Step 3 Design and Implement a Strategy to Respond to Identified Risks

Measures taken by Agilent to design and implement a strategy to respond to identified risks as part the company’s due diligence process include:

•	Notifying Agilent’s Global Supply Chain management about identified risks;
•

Describing to individual Category Managers why the supplier(s) they are responsible for have been identified as conflict minerals risks and explaining to them the actions the supplier can take to remove the risk;

•	Reviewing supplier responses to the CMRT and following-up with suppliers to request clarification or more complete responses, where necessary;
•	Mapping suppliers against the smelters that they reported in their CMRT to identify what suppliers must remove non-conformant smelters from our supply chain;
•	Participating in RMI events to stay informed of macro Conflict Minerals issues and developments. Agilent is a member of the RMI.

Step 4: Carry Out Independent Third-Party Audit of Smelter(S) and Refiner(S) Due Diligence Practices

We rely on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with the RMI RMAP responsible conflict-free management sourcing standards.

Step 5: Report Annually on Supply Chain Due Diligence

Agilent complies with this step through this report filing and its related Form SD to the SEC and making it publicly available on the SEC website.

Facilities Used to Process the Conflict Minerals in Products, if Known

We have surveyed our in-scope suppliers in an effort to identify the facilities used to process the 3TG contained in our products. The majority of our 60 in-scope suppliers, 91%, provided a company-level or user-defined CMRT that does not identify the smelters or refiners used for a particular part, component, or business customer. In cases where suppliers provided a part-level report, the identification of the smelters and refiners that support our specific products could not be determined due to lower-tier suppliers reporting on a company basis. Therefore, we are unable to identify with certainty the specific facilities used to process the 3TGs in our products and whether the 3TGs in our products was obtained from recycled or scrap sources.

By comparing our in-scope suppliers’ smelters and refiners lists to the RMI Smelter Database, 296 RMI validated 3TG smelters and refiners were reported by our in-scope suppliers as shown in Annex 1. Overall, 80% of the 296 smelters and refiners are considered “responsible sources of 3TG.” This was an improvement from 2018 in which 79% were considered “responsible sources of 3TG.”

The graphs below depict, by mineral, the number of smelters and refiners that are participating (conformant and active) and the number of those that are not participating in the RMAP audit protocol.

Country of Origin of the Conflict Minerals in Products, if Known

We reviewed the RMI RCOI data against the 296 SORs reported in our supply chain to determine the Country of Origin of the Conflict Minerals.

Although the data provided by suppliers continues to improve with additional smelter details being included in suppliers’ responses, there are still gaps in the information provided where sub-tier suppliers have failed to provide details for all components. Responses from suppliers showed that there are still significant challenges relating to information about the country of origin of 3TG metals, and the smelters and refiners from which 3TG metals were sourced, as this information is often unavailable, incomplete or potentially erroneous. Agilent will continue engaging with suppliers to improve the completeness and quality of information provided.

We believe that our inquiries and investigations represent a reasonable effort to determine the mines or locations of origin of the conflict minerals in our products, including:

(1) Seeking information about conflict minerals smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT; and

(2) Verifying those smelters and refiners with the RMI database.

Based on information provided by RMI and our suppliers, Annex 2 contains the Country of Origin list for the RMI conformant smelters and refiners in our supply chain.

Continuous Improvement Efforts to Mitigate Risk

To enhance the due diligence process and further mitigate any risk that conflict minerals used in the company’s products may benefit armed groups, Agilent is taking the following steps:

•	engaging with suppliers (for example, through written communication, meetings and presentations) with the aim of continuously improving the completeness and quality of information provided,

particularly in relation to the identification of smelters and refiners and the country of origin of 3TG metals, and in providing CMRT information on smelters and refiners at product level;
•	improve CMRT response completeness from in-scope direct suppliers through Agilent’s review and feedback to those suppliers using the most current SOR information;
•	remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to Agilent’s risk assessment and mitigation actions;
•	engaging with suppliers to encourage them to put a conflict minerals policy in place or to improve their existing conflict minerals policies;
•	continuing to participate in industry efforts to address issues related to conflict minerals in supply chains;
•	increasing the number of smelters certified as conflict-free and sourcing from the covered countries;
•	continuing to allow verified conflict-free material from the covered countries to enter our supply chain.

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Annex 1: Smelters and Refiners Reported by Suppliers in Agilent’s Supply Chain

Metal	Smelter Name	Country Location	Conformance Status
Gold	8853 S.p.A.	ITALY	CONFORMANT
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CONFORMANT
Gold	African Gold Refinery	UGANDA	NOT CONFORMANT
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CONFORMANT
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CONFORMANT
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CONFORMANT
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CONFORMANT
Gold	Argor-Heraeus S.A.	SWITZERLAND	CONFORMANT
Gold	Asahi Pretec Corp.	JAPAN	CONFORMANT
Gold	Asahi Refining Canada Ltd.	CANADA	CONFORMANT
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	NOT CONFORMANT
Gold	AU Traders and Refiners	SOUTH AFRICA	CONFORMANT
Gold	Aurubis AG	GERMANY	CONFORMANT
Gold	Bangalore Refinery	INDIA	CONFORMANT
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CONFORMANT
Gold	Boliden AB	SWEDEN	CONFORMANT
Gold	C. Hafner GmbH + Co. KG	GERMANY	CONFORMANT
Gold	Caridad	MEXICO	NOT CONFORMANT
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CONFORMANT
Gold	Cendres + Metaux S.A.	SWITZERLAND	CONFORMANT
Gold	CGR Metalloys Pvt Ltd.	INDIA	NOT CONFORMANT
Gold	Chimet S.p.A.	ITALY	CONFORMANT
Gold	Chugai Mining	JAPAN	CONFORMANT
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	NOT CONFORMANT
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	NOT CONFORMANT
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CONFORMANT
Gold	Dowa	JAPAN	CONFORMANT
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CONFORMANT
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CONFORMANT
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	NOT CONFORMANT
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	NOT CONFORMANT
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CONFORMANT
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	NOT CONFORMANT
Gold	Guangdong Jinding Gold Limited	CHINA	NOT CONFORMANT

Metal	Smelter Name	Country Location	Conformance Status
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	NOT CONFORMANT
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	Heimerle + Meule GmbH	GERMANY	CONFORMANT
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CONFORMANT
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CONFORMANT
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	NOT CONFORMANT
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	NOT CONFORMANT
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CONFORMANT
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	Istanbul Gold Refinery	TURKEY	CONFORMANT
Gold	Italpreziosi	ITALY	CONFORMANT
Gold	Japan Mint	JAPAN	CONFORMANT
Gold	Jiangxi Copper Co., Ltd.	CHINA	CONFORMANT
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	NOT CONFORMANT
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CONFORMANT
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CONFORMANT
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	NOT CONFORMANT
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	NOT CONFORMANT
Gold	Kazzinc	KAZAKHSTAN	CONFORMANT
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CONFORMANT
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CONFORMANT
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CONFORMANT
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CONFORMANT
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	NOT CONFORMANT
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	NOT CONFORMANT
Gold	Lingbao Gold Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	NOT CONFORMANT
Gold	L'Orfebre S.A.	ANDORRA	CONFORMANT
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CONFORMANT
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Marsam Metals	BRAZIL	CONFORMANT
Gold	Materion	UNITED STATES OF AMERICA	CONFORMANT
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CONFORMANT
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CONFORMANT
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CONFORMANT
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CONFORMANT
Gold	Metalor Technologies S.A.	SWITZERLAND	CONFORMANT
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CONFORMANT
Gold	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT

Metal	Smelter Name	Country Location	Conformance Status
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CONFORMANT
Gold	Modeltech Sdn Bhd	MALAYSIA	NOT CONFORMANT
Gold	Morris and Watson	NEW ZEALAND	NOT CONFORMANT
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CONFORMANT
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CONFORMANT
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	NOT CONFORMANT
Gold	NH Recytech Company	KOREA, REPUBLIC OF	NOT CONFORMANT
Gold	Nihon Material Co., Ltd.	JAPAN	CONFORMANT
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CONFORMANT
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CONFORMANT
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CONFORMANT
Gold	PAMP S.A.	SWITZERLAND	CONFORMANT
Gold	Pease & Curren	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Planta Recuperadora de Metales SpA	CHILE	CONFORMANT
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CONFORMANT
Gold	PX Precinox S.A.	SWITZERLAND	CONFORMANT
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CONFORMANT
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	NOT CONFORMANT
Gold	REMONDIS PMR B.V.	NETHERLANDS	CONFORMANT
Gold	Royal Canadian Mint	CANADA	CONFORMANT
Gold	SAAMP	FRANCE	CONFORMANT
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	NOT CONFORMANT
Gold	Safimet S.p.A	ITALY	CONFORMANT
Gold	SAFINA A.S.	CZECHIA	ACTIVE
Gold	Sai Refinery	INDIA	NOT CONFORMANT
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CONFORMANT
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	NOT CONFORMANT
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CONFORMANT
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CONFORMANT
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CONFORMANT
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Gold	Sovereign Metals	INDIA	NOT CONFORMANT
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	NOT CONFORMANT
Gold	Sudan Gold Refinery	SUDAN	NOT CONFORMANT

Metal	Smelter Name	Country Location	Conformance Status
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CONFORMANT
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	T.C.A S.p.A	ITALY	CONFORMANT
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CONFORMANT
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CONFORMANT
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CONFORMANT
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Tony Goetz NV	BELGIUM	NOT CONFORMANT
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	NOT CONFORMANT
Gold	Torecom	KOREA, REPUBLIC OF	CONFORMANT
Gold	Umicore Brasil Ltda.	BRAZIL	CONFORMANT
Gold	Umicore Precious Metals Thailand	THAILAND	CONFORMANT
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CONFORMANT
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	Valcambi S.A.	SWITZERLAND	CONFORMANT
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CONFORMANT
Gold	WIELAND Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	Yamakin Co., Ltd.	JAPAN	CONFORMANT
Gold	Yokohama Metal Co., Ltd.	JAPAN	CONFORMANT
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	NOT CONFORMANT
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CONFORMANT
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	ACTIVE
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	F&X Electro-Materials Ltd.	CHINA	CONFORMANT
Tantalum	FIR Metals & Resource Ltd.	CHINA	CONFORMANT
Tantalum	Global Advanced Metals Aizu	JAPAN	CONFORMANT
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CONFORMANT
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CONFORMANT
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CONFORMANT
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	H.C. Starck Ltd.	JAPAN	CONFORMANT
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CONFORMANT
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CONFORMANT
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	KEMET Blue Metals	MEXICO	CONFORMANT

Metal	Smelter Name	Country Location	Conformance Status
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	LSM Brasil S.A.	BRAZIL	CONFORMANT
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CONFORMANT
Tantalum	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CONFORMANT
Tantalum	NPM Silmet AS	ESTONIA	NOT CONFORMANT
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CONFORMANT
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CONFORMANT
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CONFORMANT
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CONFORMANT
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CONFORMANT
Tin	Alpha	UNITED STATES OF AMERICA	CONFORMANT
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	NOT CONFORMANT
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	China Tin Group Co., Ltd.	CHINA	CONFORMANT
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	ACTIVE
Tin	Dowa	JAPAN	CONFORMANT
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	NOT CONFORMANT
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CONFORMANT
Tin	Estanho de Rondonia S.A.	BRAZIL	NOT CONFORMANT
Tin	Fenix Metals	POLAND	CONFORMANT
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA	NOT CONFORMANT
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CONFORMANT
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CONFORMANT
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CONFORMANT
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CONFORMANT
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CONFORMANT
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CONFORMANT
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CONFORMANT
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CONFORMANT
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CONFORMANT
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CONFORMANT
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CONFORMANT
Tin	Melt Metais e Ligas S.A.	BRAZIL	CONFORMANT

Metal	Smelter Name	Country Location	Conformance Status
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tin	Metallo Belgium N.V.	BELGIUM	CONFORMANT
Tin	Metallo Spain S.L.U.	SPAIN	CONFORMANT
Tin	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tin	Minsur	PERU	CONFORMANT
Tin	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Tin	Modeltech Sdn Bhd	MALAYSIA	NOT CONFORMANT
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	NOT CONFORMANT
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CONFORMANT
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CONFORMANT
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CONFORMANT
Tin	Pongpipat Company Limited	MYANMAR	NOT CONFORMANT
Tin	Precious Minerals and Smelting Limited	INDIA	ACTIVE
Tin	PT Artha Cipta Langgeng	INDONESIA	CONFORMANT
Tin	PT Mitra Stania Prima	INDONESIA	CONFORMANT
Tin	PT Refined Bangka Tin	INDONESIA	CONFORMANT
Tin	PT Timah Tbk Kundur	INDONESIA	CONFORMANT
Tin	PT Timah Tbk Mentok	INDONESIA	CONFORMANT
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Tin	Soft Metais Ltda.	BRAZIL	CONFORMANT
Tin	Super Ligas	BRAZIL	NOT CONFORMANT
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CONFORMANT
Tin	Thaisarco	THAILAND	CONFORMANT
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CONFORMANT
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	NOT CONFORMANT
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CONFORMANT
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tin	Yunnan Tin Company Limited	CHINA	CONFORMANT
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	A.L.M.T. Corp.	JAPAN	CONFORMANT
Tungsten	ACL Metais Eireli	BRAZIL	CONFORMANT
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CONFORMANT
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	NOT CONFORMANT
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CONFORMANT
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CONFORMANT
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CONFORMANT

Metal	Smelter Name	Country Location	Conformance Status
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CONFORMANT
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CONFORMANT
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CONFORMANT
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CONFORMANT
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	NOT CONFORMANT
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	ACTIVE
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CONFORMANT
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CONFORMANT
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CONFORMANT
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CONFORMANT
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CONFORMANT
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CONFORMANT
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CONFORMANT
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CONFORMANT
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CONFORMANT
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CONFORMANT

Annex 2: Country of Origin Information

The Countries of Origin (COO) information was identified based on the smelters reported by Agilent’s suppliers in their CMRTs (Conflict Minerals Reporting Template) and the Reasonable Country of Origin Inquiry Data that Agilent received through its membership in the RMI (Responsible Minerals Initiative.)

Argentina	Guyana	Puerto Rico
Australia	Honduras	Russian Federation
Austria	India	Rwanda
Azerbaijan	Indonesia	Saudi Arabia
Benin	Iran	Senegal
Bolivia (Plurinational State of)	Ivory Coast	Serbia
Botswana	Japan	Sierra Leone
Brazil	Kazakhstan	Slovakia
Burkina Faso	Kenya	Solomon Islands
Burundi	Laos	Somaliland
Canada	Liberia	South Africa
Chile	Madagascar	Spain
China	Malaysia	Suriname
Colombia	Mali	Swaziland
Congo, Democratic Republic of the	Mauritania	Sweden
Cuba	Mexico	Taiwan
Cyprus	Mongolia	Tajikistan
Dominican Republic	Morocco	Tanzania
Ecuador	Mozambique	Thailand
Egypt	Myanmar	Togo
Eritrea	Namibia	Turkey
Ethiopia	Netherlands	Uganda
Fiji	New Zealand	United Kingdom of Great Britain and Northern Ireland
Finland	Nicaragua	United States of America
France	Niger	Uruguay

Georgia	Nigeria	Uzbekistan
Germany	Papua New Guinea	Venezuela
Ghana	Peru	Vietnam
Guatemala	Philippines	Zambia
Guinea	Portugal	Zimbabwe